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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Riviera Group, Inc. on Form SB-2 of our Report of Independent Auditors dated October 8, 1998 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Ahearn, Jasco + Company, P.A.
AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
January 15, 1999